Merrill Lynch & Co., Inc.
                                                   95 Greene Street
                                                   Jersey City, New Jersey 07302

                                                   April 2, 2003

[LOGO] MERRILL LYNCH

OFICS Filer Support
SEC Operations Center
6432 General Green Way
Alexandria, Virginia 22312-2413

Attention: 1933 Act Filing Desk

Re: Registration Statement No. 333-97937

With reference to the above captioned Registration Statement and in compliance with Rule 424(b)(3) adopted under the Securities Act of 1933, as amended, we enclose herewith for filing, one copy, marked as required, one Prospectus and Prospectus Supplement dated September 25, 2002 relating to Merrill Lynch & Co., Inc. Medium-Term Notes to be used on and after this date. In addition, please reference that this note is not listed on any exchange.

                                       Very truly yours,

                                       /s/ Mark Youngclaus

                                       Mark Youngclaus
                                       Vice President

PROSPECTUS SUPPLEMENT                                         File No. 333-97937
(To Prospectus Supplement and Prospectus                          Rule 424(b)(3)
dated September 25, 2002)
Prospectus number:         2287

                            Merrill Lynch & Co., Inc.
                           Medium-Term Notes, Series B
                   Due Nine Months or More from Date of Issue

                               Floating Rate Notes

Principal Amount:   $50,000,000         Original Issue Date:   February 11, 2003

CUSIP Number:       59018YQC8           Stated Maturity Date:  February 11, 2005

Interest Calculation:                   Day Count Convention:
[X] Regular Floating Rate Note          [X] Actual/360
[ ] Inverse Floating Rate Note          [ ] 30/360
    (Fixed Interest Rate):              [ ] Actual/Actual

Interest Rate Basis:
[ ] LIBOR                               [ ] Commercial Paper Rate
[ ] CMT Rate                            [ ] Eleventh District Cost of Funds Rate
[ ] Prime Rate                          [ ] CD Rate
[X] Federal Funds Rate                  [ ] Other (see attached)
[ ] Treasury Rate
    Designated CMT Page:                Designated LIBOR Page:
      CMT Telerate Page:                    LIBOR Telerate Page:
      CMT Reuters Page:                     LIBOR Reuters Page:

Index Maturity:         N/A             Minimum Interest Rate:   Not Applicable

Spread:                 0.340%          Maximum Interest Rate:   Not Applicable

                                        Spread Multiplier:       Not Applicable

Initial Interest Rate:  Calculated as if the Original Issue Date was an Interest
                        Reset Date

Interest Reset Dates:   Each Business Day, commencing February 12, 2003 to but
                        excluding the Stated Maturity Date, subject to the following Business Day convention

Interest Payment Dates: Quarterly, on the 11th of February, May, August and
                        November commencing May 11, 2003; subject to the following Business Day convention

Repayment at the
Option of the Holder:   The Notes cannot be repaid prior to the Stated Maturity
                        Date.

Redemption at the
Option of the Company:  The Notes cannot be redeemed prior to the Stated
                        Maturity Date.

Form: The Notes are being issued in fully registered book-entry form.

Trustee:                JPMorgan Chase Bank

Dated:                  February 6, 2003